AMENDED AND RESTATED

ADMINISTRATIVE AND CORPORATE SERVICES AGREEMENT

AGREEMENT, made and entered into as of December 15, 2010, by and between PENN SERIES FUNDS, INC., a Maryland corporation (“Penn Series”), and THE PENN MUTUAL LIFE INSURANCE COMPANY, a Pennsylvania mutual life insurance company (“Penn Mutual”).

WITNESSETH:

WHEREAS, Penn Series is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), offering multiple series (or classes) of capital stock and each series (or class) representing interests in a separate fund or portfolios of investments (“Fund” or “Funds”) (each such Fund being identified on Schedule A to this Agreement);

WHEREAS, Penn Mutual currently serves as Administrative and Corporate Services Agent for Penn Series pursuant to an Administrative and Corporate Services Agreement between Penn Mutual and Penn Series dated as of November 19, 2009; and

WHEREAS, Penn Series and Penn Mutual desire to amend and restate their existing Administrative and Corporate Services Agreement, dated as of November 19, 2009.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Penn Series hereby appoints Penn Mutual its Administrative and Corporate Services Agent to administer its corporate affairs, subject to the overall supervision of the Board of Directors of Penn Series, for the period and on the terms set forth in this Agreement. Penn Mutual accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 7 of this Agreement.

2. Penn Mutual will administer all aspects of Penn Series’ operations other than those administered by Penn Series’ Investment Adviser, Accounting Services Agent, Transfer Agent and Custodian. In performing its duties as Administrative and Corporate Services Agent, Penn Mutual will act in conformity with the Articles of Incorporation, By-Laws, and 1940 Act registration statement of Penn Series and with the instructions and directions of the Board of Directors of Penn Series and will conform to and comply with the requirements of the 1940 Act and all other applicable Federal or state laws and regulations.

3. The services which Penn Mutual shall provide under the Agreement include but are not limited to:

(a) the maintenance of all books and records pertaining to Penn Series’ affairs, except those that are required to be maintained by Penn Series’ Investment Adviser, Accounting Services Agent, Transfer Agent, or Custodian;

(b) the preparation of such annual, semi-annual or other reports or proxy statements as Penn Series may be required to file with the Securities and Exchange Commission or to distribute to its shareholders and the coordination of the filing, printing and distribution of all such documents;

(c) the preparation of any registration statements or amendments to registration statements which Penn Series may be required or may desire to file with the Securities and Exchange Commission and the coordination of the filing, printing and distribution of all such documents;

(d) the preparation of such filings or mailings to shareholders as may be required for compliance with the securities laws of any state or other jurisdiction and the coordination of the filing, printing and distribution of all such documents;

(e) the preparation of such applications or requests as Penn Series may desire to make to the Securities and Exchange Commission or its staff for exemption from, or interpretation of any provision of the 1940 Act or any other applicable Federal securities statute and the coordination of the filing of such documents;

(f) the preparation of Penn Series’ Federal and state tax returns and any other filings required for tax purposes (other than those required to be made by Penn Series’ Custodian, Accounting Services Agent, Transfer Agent, or Investment Adviser) and the coordination of the filing of such documents;

(g) such services as Penn Series’ Board of Directors may require in connection with its oversight of Penn Series’ Investment Adviser, Accounting Services Agent, Transfer Agent, or Custodian, including the periodic collection and presentation of data concerning the investment performance of Penn Series’ various investment portfolios;

(h) the organization of all meetings of Penn Series’ Board of Directors and the preparation and distribution of all materials related to such meetings (other than those required to be prepared and distributed by Penn Series’ Custodian, Accounting Services Agent, Transfer Agent, Investment Adviser, legal counsel or independent public accounting firm);

(i) the organization of all meetings of Penn Series’ shareholders and the preparation of all materials related to such meetings (other than those required to be prepared by Penn Series’ Custodian, Accounting Services Agent, Investment Adviser, Transfer Agent, legal counsel or independent public accounting firm);

(j) the collection, presentation and distribution of any financial or other data required by Penn Series’ Board of Directors, accountants, or counsel;

(k) the preparation and negotiation of any amendments to, or substitutes for, the present agreements with Penn Series’ Investment Adviser, Accounting Services Agent, Transfer Agent, or Custodian;

(l) providing such services and cooperation as necessary to facilitate Penn Series’ independent public accounting firm’s audit of the Penn Series financial statements;

(m) establish and maintain a business continuity and disaster recovery program which seeks to ensure rapid recovery and timely resumption of critical Penn Series operations in the event of an emergency (other than those Penn Series operations required to be addressed by the business continuity and disaster recovery programs of the Penn Series’ Custodian, Accounting Services Agent, Transfer Agent or Investment Adviser);

(n) establish and maintain appropriate policies and procedures for compliance with federal and state laws and regulatory requirements relating to, as applicable, anti-money laundering, including customer identification programs, confidentiality and privacy of information, and identity theft prevention;

(o) establish and maintain appropriate policies and procedures for monitoring beneficial owner trading activity in shares of Penn Series;

(p) establish and maintain an internet website for Penn Series for the posting of Penn Series regulatory documents, such as prospectuses, Statements of Additional Information, proxy voting records, and shareholder reports;

(q) maintaining records for each Penn Mutual separate account invested in Penn Series, which records shall reflect shares purchased and redeemed, including the date and price for all transactions and share balances, and to assist Penn Series’ transfer agent in recording issuances, redemptions and transfers of shares;

(r) perform miscellaneous accounting services to assist Penn Series’ Transfer Agent and/or Accounting Services Agent in the reconciliation and verification of their records with those of the records for each Penn Mutual separate account;

(s) the determination of the net amount of cash flow into Penn Series and reconciliation and transmission of notification to Penn Series of net purchase orders and confirmation thereof;

(t) the determination of the net amount required for redemptions by Penn Series and reconciliation and transmission of notification to Penn Series of cash required for net redemption orders and confirmation thereof;

(u) establish and maintain any necessary bank arrangements to perform the services hereunder, such as the establishment of bank accounts and necessary processes to facilitate the cash flows between Penn Mutual and Penn Series’ Transfer Agent and Accounting Services Agent;

(v) relieving Penn Series of other usual or incidental administrative and shareholder services that are generally provided by mutual funds to their shareholders by having Penn Mutual provide such services to the beneficial owners of the Penn Series shares, such services, include, but are not limited to:

(i) establish and maintain separate records for each beneficial owner, which records shall reflect shares purchased and redeemed, including the date and price for all transactions, share/unit balances, and the name and address of each beneficial owner, including zip codes and tax identification numbers, and providing all administrative, recordkeeping and sub-accounting services in connection with the processing of Penn Series-related transactions in such accounts;

(ii) coordination of the distribution to the beneficial owners of prospectuses; proxy materials, shareholder reports, and other information provided by Penn Series and required to be sent to Penn Series’ shareholders under the federal securities laws;

(iii) preparation, printing and transmission of transaction confirmations and periodic account statements to each beneficial owner;

(iv) provision of toll-free telephonic and internet support for beneficial owners with respect to inquiries and communications regarding (a) Penn Series, its portfolios and service providers; (b) their transactions in Penn Series shares; and (c) Penn Mutual’s services to Penn Series; and

(v) as necessary, forwarding beneficial owner communications and inquiries to the appropriate officers or service providers of Penn Series;

(w) the establishment and maintenance of such systems (e.g., computer, software, etc.) necessary to provide the services hereunder and the safeguarding of such systems to protect the data in those system from unauthorized access;

(x) making its officers and employees available to the officers and Board of Directors of Penn Series for assistance, consultation and discussion regarding the administration of Penn Series and the services provided to Penn Series under this Agreement; and

(y) such other services as the Penn Series’ Board of Directors may reasonably request.

4. Penn Mutual shall permit any of its directors, officers, or employees who may be elected as directors or officers of Penn Series to serve in the capacities in which they are elected. Any of the services to be furnished by Penn Series under this Agreement may be furnished through the medium of such directors, officers, or employees of Penn Mutual.

5. Penn Mutual shall bear all of the following expenses in connection with the services to be rendered under this Agreement:

(a) all rent and other expense involved in the provision of office space for Penn Series and for Penn Mutual in connection with its performance of services under this Agreement;

(b) the salaries and expenses of all personnel of Penn Series and Penn Mutual incurred in connection with the provision of services to Penn Series, except the fees and expenses of directors of Penn Series who are not interested persons (as defined in the 1940 Act) of Penn Series or affiliated persons (as defined in the 1940 Act) of Penn Mutual or of Penn Series’ Investment Adviser; and

(c) all expenses incurred by Penn Mutual or Penn Series in connection with administering the ordinary course of Penn Series’ business, other than those excluded pursuant to Paragraph 6 below.

6. Nothing in this Agreement shall require Penn Mutual to bear, or to reimburse Penn Series for:

(a) the costs of printing and mailing the items referred to in Paragraph 3(b) or 3(d) above, or any prospectuses included in registration statements referred to in Paragraph 3(c) or required by law, regulation or regulatory authorities;

(b) compensation of member of Penn Series’ Board of Directors who are not interested persons (as defined in the 1940 Act) of Penn Series or affiliated persons (as defined in the 1940 Act) of Penn Mutual or of Penn Series’ Investment Adviser;

(c) registration, filing, or other fees imposed by the Securities and Exchange Commission or other regulatory authorities;

(d) the charges and expenses of Penn Series’ Investment Adviser, Accounting Services Agent, Transfer Agent, and Custodian;

(e) the fees and expenses of legal counsel and independent accountants for Penn Series, including legal counsel’s review or preparation of board materials, including minutes;

(f) brokers’ commissions and any issue or transfer taxes chargeable to Penn Series in connection with its securities transactions;

(g) taxes and corporate fees payable by Penn Series to Federal, state or other governmental entities;

(h) the fees of any trade association of which Penn Series may be a member; and

(i) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of Penn Series’ business.

7. Penn Series shall pay Penn Mutual as full compensation for services rendered and all facilities furnished hereunder a fee based on the average daily net assets of each Fund at the annual rate set forth in Schedule B to this Agreement. Such fee shall be accrued daily and payable at such intervals not more frequently than monthly and not less frequently than quarterly as the officers of Penn Series may from time to time determine and specify in writing to Penn Mutual.

8. Penn Mutual assumes no responsibility under this Agreement other than to render the services called for hereunder, and specifically assumes no responsibilities for investment advice or the investment or reinvestment of Penn Series’ assets.

9. Neither Penn Mutual nor any of its trustees, officers or employees, nor any persons performing executive, administrative or other functions shall be liable for any error of judgment or mistake of law or for any loss suffered by Penn Series in connection with the matters to which this Agreement relates, except for loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its or his or her duties on behalf of Penn Mutual or from reckless disregard by Penn Mutual or any such person of Penn Mutual’s duties under this Agreement.

10. This Agreement shall continue in effect indefinitely with respect to a given Fund only so long as such continuation is specifically approved at least annually by either the Board of Directors of Penn Series or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) representing interests in that Fund, provided that in either event such continuation shall also be approved by the vote of a majority of the directors who are not interested persons of Penn Series, as defined in the 1940 Act, cast by them in person at a meeting called for the purpose of voting on such approval; provided, however, that:

(a) this Agreement may at any time be terminated by Penn Series with respect to any Fund, without the payment of any penalty, on 60 days’ notice to Penn Mutual either by vote of the Board of Directors of Penn Series or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) representing interests in that Fund;

(b) this Agreement may be terminated by Penn Mutual at any time, without the payment of any penalty, on 90 days’ written notice to Penn Series; and

(c) this Agreement shall immediately terminate in event of its assignment as defined in the 1940 Act.

11. The services of Penn Mutual to Penn Series provided under this Agreement are not to be deemed to be exclusive and Penn Mutual shall be free to provide similar services to others. Nothing in this Agreement shall limit or restrict the right of any trustee, officer or employee of Penn Mutual who may also be a director, officer or employee of Penn Series to engage in any other business or to devote his or her other time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature.

12. It is understood that directors, officers, agents and stockholders of Penn Series are or may be interested in Penn Mutual as trustees, officers, or otherwise; that trustees, officers, agents and policyholders of Penn Mutual are or may be interested in Penn Series as directors, officers, stockholders or otherwise; and that Penn Mutual may be interested in Penn Series as a shareholder or otherwise. The existence of any such dual interest shall not affect the validity hereof or of and transactions hereunder.

13. This Agreement may be amended by mutual written consent.

14. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid: (a) to Penn Mutual at 600 Dresher Road, Horsham PA 19044, Attention: President; or (b) to Penn Series at 600 Dresher Road, Horsham, PA 19044, Attention: President.

15. This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

16. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PENN SERIES FUNDS, INC.

By:	/s/ Peter M. Sherman
Peter M. Sherman
President

THE PENN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Robert J. DellaCroce
Robert J. DellaCroce

Schedule A to

Amended and Restated Administrative and Corporate Services Agreement

by and between

The Penn Mutual Life Insurance Company

and

Penn Series Funds, Inc.

Dated as of December 15, 2010

FUNDS

Money Market Fund

Limited Maturity Bond Fund

Quality Bond Fund

High Yield Bond Fund

Flexibly Managed Fund

Large Growth Stock Fund

Large Cap Value Fund

Large Cap Growth Fund

Index 500 Fund

Mid Cap Growth Fund

Mid Cap Value Fund

Mid Core Value Fund

Small Cap Growth Fund

Small Cap Value Fund

International Equity Fund

REIT Fund

Large Core Growth Fund

Large Core Value Fund

Balanced Fund

SMID Cap Growth Fund

SMID Cap Value Fund

Emerging Markets Equity Fund

Developed International Index Fund

Small Cap Index Fund

Aggressive Allocation Fund

Moderately Aggressive Allocation Fund

Moderate Allocation Fund

Moderately Conservative Allocation Fund

Conservative Allocation Fund

Schedule B to

Amended and Restated Administrative and Corporate Services Agreement

by and between

The Penn Mutual Life Insurance Company

and

Penn Series Funds, Inc.

Dated as of December 15, 2010

FEES

Pursuant to Section 7 of the Agreement, each Fund shall pay Penn Mutual a fee computed at the annual rate of the average daily net assets of the Fund as specified below:

Fund	Rate
Money Market Fund	0.15%
Limited Maturity Bond Fund	0.15%
Quality Bond Fund	0.15%
High Yield Bond Fund	0.15%
Flexibly Managed Fund	0.15%
Large Growth Stock Fund	0.15%
Large Cap Value Fund	0.15%
Large Cap Growth Fund	0.15%
Index 500 Fund	0.15%
Mid Cap Growth Fund	0.15%
Mid Cap Value Fund	0.15%
Mid Core Value Fund	0.15%
Small Cap Growth Fund	0.15%
Small Cap Value Fund	0.15%
International Equity Fund	0.15%
REIT Fund	0.15%
Large Core Growth Fund	0.15%
Large Core Value Fund	0.15%
Balanced Fund	0.15%
SMID Cap Growth Fund	0.15%
SMID Cap Value Fund	0.15%
Emerging Markets Equity Fund	0.15%
Developed International Index Fund	0.15%
Small Cap Index Fund	0.15%
Aggressive Allocation Fund	0.15%
Moderately Aggressive Allocation Fund	0.15%
Moderate Allocation Fund	0.15%
Moderately Conservative Allocation Fund	0.15%
Conservative Allocation Fund	0.15%